EXHIBIT 99.1

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer
Richard Linden, President & CEO
(414) 977-4000

MERGE HEALTHCARE ANNOUNCES CHANGE IN BOARD OF DIRECTORS

Milwaukee, WI, August 26, 2005 - Merge Technologies Incorporated, d.b.a. Merge Healthcare, (NASDAQ: MRGE), today announced that Abe Schwartz, former CEO of Cedara Software Corp., has stepped down from the company’s Board of Directors effective August 25, 2005 in order to launch a new healthcare technology (HCT) investment fund. Mr. Schwartz has agreed to continue providing business development assistance to the company beyond his previously disclosed departure date of September 1, 2005.

“While the decision to launch a new HCT fund requires me to resign from the Board of Directors, I plan to continue assisting the company in various new business development activities. It has been a pleasure working with the entire Merge Healthcare team over the last year, and leading the talented Cedara Software Corp. team through several years of growth and financial success. I remain committed to helping the company in any way I can.”

The company also announced that Ram Ramkumar has been appointed to the Board of Directors to fill the seat vacated by Mr. Schwartz. Mr. Ramkumar served on the Cedara Software Corp. Board of Directors for five years including serving as chair of the Audit Committee.

“I would like to thank Abe for his strategic vision and hard work over the past year as we successfully merged Cedara Software and Merge eFilm,” said Richard Linden, President and CEO of Merge Healthcare. “Abe has played an important role in the development and evolution of Cedara. He has developed a talented management team that will lead our OEM business, and we are in an excellent position to build on that success going forward. I look forward to continuing to work with Abe. I also look forward to Ram joining the Merge Board of Directors. Ram’s experience and familiarity with Cedara will be a strong addition to the governance of Merge Healthcare.”

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Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services. With over twenty years of leadership in the medical imaging and healthcare information technology markets, Merge Healthcare provides innovative solutions for both OEM and the end-user healthcare markets. We custom engineer clinical and imaging applications and development tools that are on the forefront of medicine and its use of medical imaging for OEM and international customers. We develop innovative medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.merge.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words: believes, intends, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, unexpected outcomes to any pending or future litigation, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.